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                                                                    EXHIBIT 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8 Nos. 33-43726, 33-98484, 333-4215, 333-4217, 333-
21051, and 333-41831) pertaining to the Amended and Restated 1987 Stock Option Plan, 1991 Employee Stock Purchase Plan, the 1995 Nonstatutory Stock Option Plan, 1997 Stock Plan and Stock Option Agreement of Centigram Communications Corporation of our report dated December 1, 1997, except for the second and sixth paragraphs of "Commitments and Contingencies" and the note "Subsequent Events" as to which the date is January 9, 1998, with respect to the consolidated financial statements and schedule of Centigram Communications Corporation included in the Annual Report (Form 10-K) for the year ended November 1, 1997.

                                           /s/ Ernst & Young LLP
                                               ERNST & YOUNG LLP

San Jose, California
January 16, 1998